PROCEEDS ESCROW AGREEMENT
                           -------------------------

     THIS PROCEEDS ESCROW AGREEMENT (the "Agreement") is made and entered into this ____ day of _______________ 1997 by and between SUMMA METALS CORP., a Nevada corporation (the "Company/Issuer") and Steven L. Siskind, 645 Fifth Avenue, Suite 403, New York, NY 10022 (the "Escrow Agent").

                                    Premises
                                    --------

        The Company proposes to offer for sale to the general public, up to 510,000 Units of Company Stock (the "Offering"), at an offering price of $6.00 per unit (the "Units'), in accordance with the registration provision of the Small Business Investment Incentive Act of 1980, now contained in Section 19 of the Securities Act of 1993, as amended; Rule 504 of Regulation D; and pursuant to a Registration Statement on Form SB-2 (the "Registration Statement" filed with the Securities and Exchange Commission.

                                   Agreement
                                   ---------

NOW THEREFORE, the parties hereto agree as follows:


     1. Until termination of this Agreement, all funds collected by the Company and/or an Underwriter from subscriptions for the purchase of Units in the subject offering shall be deposited promptly with the Escrow Agent, but in any event no later than noon of the next business date following receipt.

     2. Collections. All subscription payments (which payments shall be made payable to Steven L. Siskind, Attorney Escrow Account for the benefit of Summa Metals Corp.) received for Units by the Company and/or Underwriter, will be transmitted to the Escrow Agent by the Company and/or Underwriter by noon of the next business day following receipt by the Company and/or Underwriter. The Company and/or Underwriter shall include a written account of sale, which shall include the Investor's name and address, the number of Units purchased, the amount paid therefor, social security number, taxpayer identification number, and whether the consideration received was in the form of a check, draft or money order ("Payment").

     3. The Escrow Agent shall establish the Escrow Account, forward for collection all Payments received by it and deposit all funds collected by it into the Escrow Account. Any Payment received that is payable to a party other then Steven L. Siskind, Attorney Escrow Account for the benefit of Summa Metals Corp., and any payment returned unpaid to the Escrow Agent, shall be returned to the Company and/or Underwriter. In the event Issuer rejects an Investor after the Investor's Payment has been deposited into the Escrow Account, Issuer shall certify in writing to the Escrow Agent the fact of such rejection, the name of the investor so rejected, and the amount of Payment for Units made by such Investor, and shall direct the Escrow Agent to return to such Investor a check in the amount of such Payment, without deduction, including such investor's pro rata share of any interest earned while such Investor's funds were on deposit; provided, however, that if Payment by such Investor has been forwarded for collection but funds on which have not been collected, the Escrow Agent shall have no duty to make payment pursuant to this paragraph until receipt of such Collected Funds by Escrow Agent. In the event Issuer rejects an Investor before the Investor's Payment has been deposited in the Escrow Account, Issuer shall direct Escrow Agent to return promptly the Investor's Payment, without interest, directly to Investor.

     4. Interest, Except to the extent that interest is payable to Investors pursuant to Section 3 of this Agreement, Escrow Agent shall deliver to Issuer in a single, lump-sum payment all interest earned on funds deposited in the Escrow Account.

     Except as provided in Section 3 of this Agreement, no interest shall be earned by or payable to Investors. If interest is payable to Investors pursuant to Section 3 of this Agreement, the amount of interest payable to each Investor shall be calculated by Escrow Agent and provided to the Company and/or Underwriter. Company and/or Underwriter shall file Form 1099's and any other required reports in connection with the interest earned on the Escrow Account and distributed to Investors.

     5. Investments. Collected funds deposited into the Escrow Account shall be invested only in a money market account at First National Bank of Long Island, 253 New York Avenue, Huntington, New York. Issuer represents such fund is an investment permitted under rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

     6. Concurrently with transmitting funds to the Escrow Agent, the Company and/or Underwriter shall also deliver to the Escrow Agent a schedule setting forth the name and address of each subscriber whose funds are included in such transmittal, the number of Units subscribed for, and the dollar amount paid, All funds so deposited shall remain the property of the subscriber until the dollar threshold is met. Until the threshold is reached, the subscribers funds held by the Escrow Agent shall not be subject to any lien or charges by the Escrow Agent, or judgments or creditors' claims against the Company and/or the Underwriter.

     7. If at any time prior to the expiration of the minimum offering period, as specified in Paragraph 8, $780,000 has been deposited pursuant to this Agreement, the Escrow Agent shall confirm the receipt of such funds to the Company and/or Underwriter, and on written request of the Company, the Escrow Agent shall promptly transmit the balance to the Company (such event is hereinafter referred to as the "Closing"). Thereafter, the Escrow Agent shall continue to accept deposits from the Company and/or Underwriter and transmit, upon written request of the Company the balance to the Company until the offering is terminated. The Company shall notify the Escrow Agent in writing of the completion of the Offering and shall schedule a final closing for the final disbursement and settlement of the balance of funds in the Offering.

     8. If the Company and/or Underwriter have not deposited a minimum of $780,00 in collected funds with the Escrow Agent on or before _________, the Escrow Agent shall so notify the Company. Upon receipt by Escrow Agent of its fee, Escrow Agent shall within ten days of such receipt promptly transmit to those investor who subscribed for the purchase of Shares from the Company the amount of money each such investor so paid with out interest. The Escrow Agent shall furnish to the Company verification of refunds to all subscribers.

     9. If at any time prior to the termination of this escrow the Escrow Agent is advised by the Securities and Exchange Commission, or any state securities division, that a stop order has been issued with respect to the Registration Statement, the Escrow Agent shall, upon receipt of its fee, thereon return all funds without interest to the respective subscribers.

     10. It is understood and agreed that the duties if the Escrow Agent are entirely ministerial, being limited to receiving monies from the Company and/or Underwriter and holding and disbursing such monies in accordance with this Agreement.

     11. The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, geniuses, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

     12. The Escrow Agent shall not be required to take or be bound by notice of any default of any person or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to any officer of the Escrow Agent of such default by the undesigned, or any of them, unless it is indemnified in manner satisfactory to it against any expense or liability arising therefrom.

     13. The Escrow Agent shall not be liable for acting on any notice, request, waiver, consent, receipt, or other paper or document believe by the Escrow Agent to be genuine and to have been signed by the proper party or parties.

     14. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for having anything which it may do or refrain from doing in connection herewith, except its own willful misconduct.

     15. The Escrow Agent shall not be answerable for the default or misconduct of any agent, attorney or employee appointed by it if such agent, attorney or employee shall have been selected with reasonable care.

     16. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the consideration of the foregoing instructions or the Escrow Agent's duties hereunder and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

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


     17. In the event of any disagreement between the undersigned, or any of them, the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and/or demands being made in connection with or for any papers, money or property involved herein or affected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand so long as such disagreement shall continue and, in so refusing, the Escrow Agent shall not be or become liable to the undersigned or any of them or to any person named in the foregoing instructions for the failure or refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to continue to so refrain and refuse to so act until:

     (a) The rights of adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers and property involved herein or affected hereby; and/or

     (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof on writing signed by all of the person interested.

     18. The fee of the Escrow Agent is $2,500. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event that the conditions of this agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated by this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification thereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject matter hereof, the Escrow Agent shall be fully reimbursed for all such extraordinary expenses, including reasonable attorney's fees, including the reasonable value of legal services rendered by the Escrow Agent in his capacity as attorney in connection with such services, and all extraordinary expenses shall be paid by the Company.

     19. Resignation. Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the other parties hereto at least fifteen (15) days notice hereof. As soon as practicable after the resignation, Escrow Agent shall turn over to a successor escrow agent all monies and property held hereunder (less such amount as Escrow Agent is entitled to retain) upon presentation to Escrow Agent of the document appointing the new escrow agent and its acceptance of such appointment. If no successor Escrow Agent is to appointed within a thirty day period following such notice of resignation, Escrow Agent shall deposit the monies and property with the Superior Court of the State of Arizona in and for the County of Maricopa or United States District Court for the District of Arizona, as it deems appropriate.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                                  SUMMA METALS CORP.
                                                  1588 Sea Lancer
                                                  Lake Havasu, Arizona 86403
                                                  (602) 680-5513



                                      By: /s/ Michael M. Chaffee, President
                                              ----------------------------------
                                              Michael M. Chaffee, President


                                          /s/ Steven L. Siskind, as Escrow Agent
                                              ----------------------------------
                                              Steven L. Siskind, as Escrow Agent

                                       5